Exhibit 10.2

DELCATH SYSTEMS, INC.

1633 Broadway

22nd floor, Suite C

New York, NY 10019

[NAME AND ADDRESS OF INVESTOR]

Attn:

Dear Sirs:

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with that certain understanding by and among Delcath Systems, Inc., a Delaware corporation (“the Company”) and the undersigned (“Holder”).

Holder has purchased or acquired (or may, from time to time purchase or acquire) securities from the Company (collectively, the “Restricted Securities”), to be issued (or issued) pursuant to those certain Exchange Agreements, dated December 28, 2017 (the “Exchange Agreements”), each by and between the Company and a holder of Existing Notes (as defined in the applicable Exchange Agreement) of the Company. Capitalized terms not defined herein shall have the meaning as set forth in the Exchange Agreements. For good and valuable consideration, Holder and the Company hereby agree as follows:

During the period commencing on the date hereof (“Execution Date”) and ending on, and including, the earlier to occur of (a) the fifteenth Trading Day (as defined in the Existing Notes) after the date of the Exchange Agreements ; (b) the time of release (whether by termination of an applicable leak-out agreement or otherwise), in whole or in part, of any leak-out agreement in the form of this Agreement with any other holder of Common Stock pursuant to the Exchange Agreement (each, an “Other Holder”) or (c) any breach by the Company of any term of this Leak-Out Agreement that is not cured within 5 business days following delivery of written notice of such breach by Holder to the Company (“Cured”), neither Holder, nor any of its Affiliates, collectively, shall sell, directly or indirectly, Restricted Securities on any Trading Day, in an amount in excess of such Holder’s pro rata share (as determined as the quotient of the aggregate principal of the Existing Notes exchanged the Holder pursuant to the Exchange Agreement, divided by the aggregate number of aggregate principal of the Existing Notes (as defined in each Exchange Agreement) exchanged all persons pursuant to the Exchange Agreements) of 50% of the daily average composite trading volume of the Common Stock as reported by Bloomberg, LP on such Trading Day; except that the foregoing limitations shall not apply to any sales of Restricted Securities at a price per share of Common Stock in excess of $0.08 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events). Notwithstanding the forgoing, in addition to the foregoing restrictions, from the Execution Date through, but not including, January 1, 2018, neither Holder, nor any of its Affiliates, collectively, shall sell, directly or indirectly, any Restricted Securities.

For the purpose of this Leak-Out Agreement, the following definitions shall apply:

“Affiliate” means, with respect to any specified Person, (x) any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member of such Person and any fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person or (y) if such Person is a natural person, such Person’s spouse, lineal descendant (including any adopted child or adopted grandchild) or other family member, or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, in whole or in part, or the ownership interests of which are, directly or indirectly, controlled by, such Person or any other member or members of such Person’s family.

Notwithstanding anything herein to the contrary, on or after the date hereof, Holder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities (or any securities convertible or exercisable into Restricted Securities, as applicable) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement with respect to such transferred Restricted Securities (or such securities convertible or exercisable into Restricted Securities, as applicable) (an “Assignee Agreement”) and sales of Holder and its Affiliates and all Assignees shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

The Company further represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any consent, release, amendment, settlement or waiver of the terms, conditions or transactions herein or in any agreement with any Other Holder related to the subject matter hereof, is or will be more favorable to such Person than those set forth in this Leak-Out Agreement or provided to any Person unless the provisions of this paragraph are complied with. If, and whenever on or after the date hereof, the Company desires to provide terms which might affect any of the actions prohibited in the immediately preceding sentence, then (i) the Company shall provide Holder with notice thereof (x) at least two (2) business days prior to such date and (y) upon the consummation thereof the terms and conditions of this Leak-Out Agreement shall be, without any further action by Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be), provided that upon written notice to the Company at any time prior to the expiration of such two (2) business day period

Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Leak-Out Agreement shall continue to apply to Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to Holder.

This Leak-Out Agreement shall not be effective until executed by the Company and Holder.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9(f) of the Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

The obligations of Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement, and Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein or in this Agreement, and no action taken by Holder pursuant hereto, shall be deemed to constitute Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Agreement. The Company and Holder confirms that Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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[SIGNATURE PAGE TO DELCATH SYSTEMS, INC. LEAK-OUT]

Agreed to and Acknowledged:

“Company”

Delcath Systems, Inc.

By:
Name:
Title:

“Holder”

By:
Name:
Title: